UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2011

AFFYMAX, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33213	77-0579396
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

4001 Miranda Avenue
Palo Alto, California 94304
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 812 -8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

On May 25, 2011, Affymax, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) at 4009 Miranda Avenue, Palo Alto, CA 94304. Of the 35,283,816 shares of common stock entitled to be voted at the Meeting, 29,124,039 shares of common stock were voted in person or by proxy, constituting a quorum.

The following matters were considered and voted at the Meeting:

(i)                                     The stockholders voted to elect the two (2) class II director nominees as follows:

Class II Directors	Votes For	Votes Withheld	Broker Non-Votes
Hollings C. Renton	20,907,629	106,248	8,110,162
John P. Walker	20,201,995	811,882	8,110,162

Accordingly, the above persons were elected as directors for a three year period expiring in 2014.  As previously disclosed, R.Lee Douglas did not seek re-election as a class II director.

The term of the Company’s class III directors, Ted W. Love, John A. Orwin and Daniel K. Spiegelman, will continue until our 2012 annual meeting of stockholders.

The term of the Company’s class I directors, Kathleen LaPorte, Keith R. Leonard and Christine van Heek, will continue until our 2013 annual meeting of stockholders.

(ii)  The stockholders voted to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.  Of the votes cast, 28,974,502 shares were cast in favor of ratification, 101,446 votes against, 48,091 abstained and there were no broker non-votes.

(iii) The stockholders voted to approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.  Of the votes cast,  11,903,315 shares were cast in favor, 9,064,856 votes against, 45,706 abstained and there were 8,110,162  broker non-votes.

(iv) The stockholders voted to approve, on an advisory basis, that the preferred frequency of advisory stockholder votes on executive compensation of the Company’s named executive officers should be every year.  Of the votes cast, 14,056,192 shares were cast in favor of every year, 125,929 votes in favor of every two years, 6,787,825 votes in favor of every three years, 43,931 abstained and there were 8,110,162  broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMAX, INC .

Dated: May 26, 2011	By:	/s/ Grace U. Shin
Grace U. Shin, General Counsel